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                                  EXHIBIT 3.4



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                                  STATE OF UTAH

                                     [STAMP]


                   Office of Lt. Governor/Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                      GOLD DEPOSIT MINING & MILLING COMPANY

     I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

                      GOLD DEPOSIT MINING & MILLING COMPANY

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

     ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of Incorporation of

                      GOLD DEPOSIT MINING & MILLING COMPANY

and attach hereto a duplicate original of the Articles of Amendment.

File No. 11835

                                     IN TESTIMONY THEREOF, I have
                                        hereunto set my hand and affixed the
                                        Great Seal of the State of Utah at Salt
                                        Lake City, this l2th day of
                                        July 1984 A.D.

                                                  /s/ David S. Monson
                                        ----------------------------------------
                                             LT. GOVERNOR/SECRETARY OF STATE

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                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                      GOLD DEPOSIT MINING & MILLING COMPANY

     Pursuant to the provisions of Section 16-10-57 of the Utah Business

Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is Gold Deposit Mining & Milling
Company.

     SECOND: The following amendments to the Articles of Incorporation of Gold Deposit Mining & Milling Company were duly adopted by the shareholders of the corporation at meetings held October 3, 1983, and July 9, 1984, in the manner prescribed by the Utah Business Corporation Act, to-wit:

                             ARTICLE III - PURPOSES

     a. To conduct business in all fields of high technology, including medical, computer, and any other business or enterprise deemed to be beneficial to the corporation.

     b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other




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                                      -2-

instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

     c. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

     d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.


                         ARTICLE IV - CAPITAL STRUCTURE

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of one mill ($0.001) par value.



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All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The Board of Directors is authorized to establish other stock classes than common, to convert treasury or unissued shares to other classes, and to fix and determine the relative rights with respect to shares in each class.

     Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this corporation.

     THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 980,778, and the number entitled to vote thereon was 980,778.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

          CLASS                         NUMBER OF SHARES
          -----                         ----------------
          Common                              980,778

     FIFTH: The number of shares voted for such amendments was 696,146, with none opposing and none abstaining.

     SIXTH: These amendments do not provide for any exchange, reclassification or cancellation of issued shares.

     SEVENTH: These amendments decrease the stated capital of the corporation from $100,000 divided into 1,000,000 shares to $50,000 divided into 50,000,000.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized have executed the foregoing Articles



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of Amendment for the corporation under the penalties of perjury this 10th day of July, 1984.

                              GOLD DEPOSIT MINING & MILLING COMPANY

                              By /s/ Richard E. deButts
                                 ----------------------------------
                                 Richard E. deButts, President

Attest:

/s/ Melissa Rodee
----------------------------
Melissa Rodee, Secretary